Exhibit 14.3 – Charter of Audit and Ethics Committee

LUCAS ENERGY, INC.

CHARTER OF THE AUDIT AND ETHICS COMMITTEE

I.

PURPOSE

The primary purpose of the Audit and Ethics Committee (“Committee”) of the Board of Directors (“Board”) of Lucas Energy, Inc., (“Company”) is:

•

To assist the Board of Directors to fulfill its oversight of: the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s independent auditors; and if applicable, the internal audit function; and

•

To prepare the audit committee report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II.

MEMBERSHIP

The Committee shall consist of at least three directors, all of whom shall satisfy the definition of “independent” under the listing standard of the NYSEAmex Exchange (the “Exchange”) or such other exchange(s) upon which the Company’s securities are listed, and by Rule 10A-3(b) (l) of the Securities Exchange Act of 1934. The exact number of Committee members shall be determined from time to time by the Board.

At least one member of the Committee shall be a “financial expert” as defined in Regulation S-K, Item 407 (d)(5)(ii) and shall have an understanding of generally accepted accounting principles, and be able to read and understand financial statements, including the Company’s balance sheet, statements of operations and statements of cash flow.  The Board shall review and designate the Committee member(s) that meet the “financial expert” criteria. All Committee members shall have an understanding of internal control over financing reporting and an understanding of an audit committee functions.

 No Committee member shall have participated in the preparation of the financial statements of the Company at any time during the three years preceding becoming a member of the Committee.

Each Committee member shall be appointed by a majority vote of the directors on the Board and shall serve until such member’s successor is duly appointed or until such member’s resignation or removal by a majority vote of the Board.

No Committee member may serve simultaneously on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair such director’s ability to serve effectively on the Committee and such determination is disclosed in the Company’s annual proxy statement.

III.

AUTHORITY AND RESPONSIBILITIES

The Committee’s role is one of an oversight function. The Committee is not intended to replace the Company’s management, internal auditors and outside auditors. It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and outside auditors’ responsibility to review and, when appropriate, audit these financial statements and internal controls.

The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members.  Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the outside auditors’ work.  In carrying out its oversight responsibilities, the Committee shall undertake the activities and have the authority as described in this Charter.

IV.

RELATIONSHIP WITH AUDITORS

The Committee shall have sole authority and be directly responsible for the appointment, retention, compensation, oversight, evaluation and termination (subject to stockholder ratification, if applicable) of the work of the Company’s outside auditors engaged, including resolution of disagreements between Company management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.  The Company’s outside auditors shall report directly to the Committee.

The Committee shall review and pre-approve: (i) auditing services (including those performed or purposes of providing comfort letters and statutory audits); and (ii) non- auditing services that exceed a de minims standard established by the Committee, which are rendered to the Company by its outside auditors (including fees).

The Committee shall:

(i)

If required by any applicable law or rule of the Exchange (or such other exchange upon which the Company’s securities are listed), request from the outside auditors, at least annually, a written report describing: (a) the outside auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by government or professional  authorities, within the preceding five years, with respect to one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues;

(ii)

If required by applicable law or rule of the Exchange  (or such other exchange upon which the Company’s securities are listed), review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors; and

(iii)

Request from the outside auditors, at least annually, a written report describing all relationships between the outside auditors and the Company, including the matter covered by Independence Standards Board Standard Number 1 (to assess the outside auditors’ independence).

After reviewing the foregoing reports and the outside auditors’ work throughout the year, the Committee shall evaluate the outside auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner (s) of the outside auditors.  In making its evaluation, the Committee may take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function) and shall take appropriate action in response to the outside auditors’ report and the opinions of those the Committee consults to satisfy itself of the outside auditors, independence and adequate performance.

The Committee should further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner (in addition to what may already be required by law or regulation).

The Committee shall establish hiring policies with respect to employees and former employees of the outside auditors.

The Committee shall review and discuss with management, the outside auditors and the internal auditors the performance and adequacy of the Company’s internal audit function, including the internal auditors’ responsibilities, budget, staffing, the Internal Audit Statement of Responsibilities and any proposed changes in the audit scope, plan or procedures from the prior period.

V.

FINANCIAL REPORTING PROCESS AND FINANCIAL STATEMENTS

The committee shall meet regularly with management.  The committee shall meet, at least annually, with the Company’s outside auditors in a private session.

The Committee shall review and discuss with management and the outside auditors on a quarterly basis prior to filing quarterly or annual financial statements:  (i) the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K); (ii) the quarterly financial statements to be included in Form 10-Q; (iii) the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained therein; (iv) the Company’s disclosure controls and procedures (including any significant internal control deficiencies or material weaknesses and any changes implemented in light of material control deficiencies or weaknesses); and (v) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

In connection with the annual audit and the outside auditors review of the financial information in included in the Company’s Quarterly Reports on Form 10-Q, the Committee shall, prior to the filing of the Form 10-K or Form 10-Q, discuss with the outside auditors the results of their audit or review, and the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), as amended and/or supplemented. In addition, the Chairman or his designee shall, before the quarterly earnings press release are released, discuss with the outside auditors the results of their review of quarterly earnings press releases.

The Committee shall request from the Company’s outside auditors and, where applicable, the Company’s internal auditors, timely reports concerning:

a)

Major issues regarding accounting principles and financial statements presentations, including all critical accounting policies and practices and any changes in the selection or application of accounting principles;

b)

All significant financial reporting issues and judgments, including all critical accounting estimates and alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, the ramifications of the use of such alternative estimates or treatments and the estimate/treatment preferred by the auditors;

c)

The effect of regulatory or accounting initiatives, as well as off-balance sheet transactions, on the financial statements; and

d)

Any material written communication between the auditors and the management of the Company (such as any management letter or schedule of unadjusted differences).

The Committee shall review with the outside auditors and the internal auditors any audit problems or difficulties encountered (including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management) and management’s response.  The Committee shall be responsible for the resolution of disagreement among the Company’s management, the outside auditors and the internal auditors regarding financial reporting.

The committee shall review with the internal auditor and the external auditor their annual audit plans and the degree of coordination of such plans.

Based on the above review and discussions, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

The Committee shall prepare the report of the audit committee required by the rules of the SEC included in the Company’s annual proxy statement.

The Committee shall periodically discuss with management the types of information to be disclosed and the types of presentation to be made in quarterly earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies or otherwise made public.

The Committee shall review and assess the adequacy of the Company’s corporate governance policies and practices at least annually, and recommend any proposed changes to the Board.

VI.

RISK MANAGEMENT

The Committee shall discuss with management, the internal auditors and the outside auditors the Company’s policies with respect to risk assessment and risk management.  This discussion should cover the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

The Committee shall review the annual audit report regarding officers’ expense accounts and perquisites and the results of any surveys of compliance with any business conduct policies of the Company.

VII.

COMPLIANCE WITH LAWS, REGULATIONS AND ETHICS CODES

The Committee shall review with the Company’s general counsel, the internal auditors and other appropriate parties, as applicable, legal matters that may have a material impact  on the Company’s financial statements, the Company’s compliance policies and procedures and any material reports received from or communications with regulators or government agencies.

The Committee shall review and pre-approve any related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, or adherence to standards of business conduct as required by the policies of the Company.

The Committee shall (i) review all requests for waivers of any code of conduct and ethics policies or procedures that the Company has adopted including requests from executive, operating or financial officers and management of the Company and from any other individuals that conduct business on the behalf of the Company or who are involved with the preparation of financial statements or in the assessment of the Company’s internal disclosure controls over financial reporting, and (ii) promptly disclose any waivers that are required by regulation or Listing Standards to be disclosed publicly.

The Committee shall establish, oversee and regularly review the adequacy and performance of procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control and/or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The Committee shall establish, monitor and maintain a Whistleblower Protection Policy for the Company that facilitates the reporting of suspected wrongdoings of the Company, and prohibits retaliatory action against employees who report suspected wrongdoings when they reasonably believe violations of laws, rules or regulations have occurred.

VIII.

PERFORMANCE EVALUATION

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

IX.

ACCESS TO ADVISORS

The Committee shall have the authority to engage and obtain advice and assistance from internal or external legal, accounting or other advisors, without having to seek board approval.

The Committee shall make determinations with respect to funding by the Company with respect to the payment of the Company’s outside auditors and any other advisors retained by the Committee.

X.

FUNDING

In addition to the funding permitted under Section 9 above, the Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors for payment of:

a)

Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; and

b)

Ordinary administrative expenses of the Committee that is necessary or appropriate in carrying out its duties.

XI.

STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee to act as its chairperson.  The Committee shall meet in person or telephonically at least on a quarterly basis at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.  The chairperson, with input from the other members of the Committee shall set the agendas for Committee meetings; such agendas shall be distributed to the full Board.  Two member of the Committee shall constitute a quorum; when more than two members are present, the act of a majority of such members at a meeting at which a quorum exists shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee attend any meeting of the Committee to provide such pertinent information as the Committee requests.  The Committee may exclude from its meetings any person it deems appropriate in order for it to fulfill its responsibilities.

The Committee may form and delegate authority to subcommittees when appropriate.  In particular, the Committee may also delegate to one or more of its members the authority to pre-approve audit and/or non-audit services, provided that the decisions of the any member (s) to whom pre-approval authority is delegated shall be presented to the Committee at the next Committee meeting.

The Committee shall maintain written minutes or other records of its meetings and shall give regular reports to the Board on these meetings, including the Committee’s actions, conclusions and recommendations and such other matters as required by this Charter or as the Board may from time to time specify.

Except as expressly provided in this Charter, the Company’s by-laws or the Company’s business conduct policies, if any, or as required by law, regulation or the Listing Standards, the Committee shall set its own rules of procedure.

XII.

COMPENSATION

No member of the Committee may receive, directly or indirectly, any compensation from the Company other than: (A) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive); (B) additional fees paid to directors for service on a committee of the Board (including the Committee) or as the chairperson of any committee; and (C) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

Board of Directors

Telephone Meeting February 2, 2009

Resolutions

Be it resolved, that the Board of Directors of Lucas Energy, Inc. ratify the creation of the Audit Committee created by resolution in a previous Board meeting and do make the following terms and conditions for the Audit Committee:

1.

The Audit Committee shall consist of an odd number of members, all outside Directors, who shall be appointed by the Chairman of the Board of Directors.

2.

The Chairman of the Board shall appoint one member as Chairman of the Audit Committee.

3.

The Audit Committee members shall serve until they either resign from the Audit Committee, resign from the Board of Directors, or are replaced by the Chairman of the Board of Directors.

4.

Additional compensation for serving on the Audit Committee shall be determined by the Board of Directors, upon recommendation of the Compensation Committee.

The Audit Committee shall be responsible for the following:

A.

Selection of the auditors for the Corporation.

B.

Approval of the contract terms of the auditors for the Corporation.

C.

Review and approval of the auditors’ report and the audited financial of the Corporation.

The Chairman of the Audit Committee shall be responsible for the following:

i.     Convene the Audit Committee.

ii     Communicate with the auditors.

iii.   Execute the contract with the auditors.

All previous actions of the Audit Committee, and all previous contracts with the auditors of the Corporation are hereby ratified by this resolution.